SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

Nutriband, Inc.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave., Suite 1500, Orlando Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

407 377-6695

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2018, the Company completed the previously announced acquisition of 4P Therapeutics, Inc. and delivered the purchase price consisting of $400,000 and 250,000 shares of common stock. The audited financial statements for 4P Therapeutics will be filed by amendment.

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

On July 27, 2018, the board of directors increased the number of directors to eleven and appointed the following directors, all of whom are independent directors, to serve for a term of one year and until their successors are elected and qualified.

Michael Davidov

Jay Moore

Stefan Mancas

Mark Hamilton

Thomas Cooney

Michael Doron

Effective July 31, 2018, the Company appointed Dr. Alan Smith as executive vice president for 4P Therapeutics, and he will serve as the head of 4P Therapeutics.

Michael Davidov, 43, is founding partner and CIO of Global Value Partners (GVP) / Middle Kingdom Value Fund which deals in special situations with a catalyst investment strategy in US and Chinese public companies. In the past Mr. Davidov held different positions for such companies as Alexadria Capital Partners, were he advised Chinese companies on their corporate structures and supervised US side of going public roadmaps; Middle Kingdom Alliance Corporation. Mr. Davidov will be chairman of the audit committee.

Jay Moore, 45, is a marketing executive with more than 20 years of accomplishments in Internet technologies, web services, professional sports, and entertainment. He is currently the vice president of marketing for StackPath, a global platform of secure edge services. He previously held marketing roles with XOS Digital, a leader is sports video software, and both the Cleveland Cavaliers and Orlando Magic of the National Basketball Association. Moore holds a Bachelor’s Degree in Communication Studies from the University of California, Santa Barbara and a Master’s Degree in Sports Administration from Florida State University. Mr. Moore will be a member of the audit committee.

Stefan Mancas, 42, received a Ph.D. in Applied Mathematics from the University of Central Florida in May 2007 under the supervision of Dr. Roy S. Choudhury, with the dissertation topic “Dissipative Solitons in the cubic-quintic Complex Ginzburg Landau equation: Bifurcations and Spatiotemporal Structure” for which he received the Outstanding Dissertation Award in 2008. Dr. Mancas is a full Professor and Associate Chair in the Department of Mathematics at Embry-Riddle Aeronautical University.  His current areas of research activities involve finding analytical solutions to nonlinear evolution equations and dynamical systems. He is the co-founder of the nonlinear Waves Lab which contains a 10 m. long water tank used for research in water waves, solitons in shallow water, vortex solitons, soliton ships, surface waves and wind-wave interaction, microcavitation, design and optimization, submarine currents, autonomous underwater vehicles, tractor beams, etc. He is also the organizer of national and international conferences in applied mathematics, and has published more than 40 articles in refereed journals.

Mark Hamilton, 33, currently works for BDO in Ireland with a current specialism in client management and lead business development responsibilities. He is a qualified accountant, an experienced businessman and financial advisor with a proven track record in managing relationships, clients and staff across various industries and sectors. Mr. Hamilton’s ACA qualification and working experience in Corporate Finance, Corporate Advisory and Insolvency assists the Company in his role as an independent board member. Mr. Hamilton received a B.Sc. in Business and Management from Dublin Institute of Technology in 2008 and subsequently received 1st class honours in his post Graduate degree specializing in Accountancy in 2009.

Thomas Cooney, 55, is Professor of Entrepreneurship at the Dublin Institute of Technology, Academic Director of the DIT Institute for Minority Entrepreneurship, Adjunct Professor at the University of Turku (Finland) and Editor of the journal Small Enterprise Research. He is a former President of the International Council for Small Business (2012-13) and of the European Council for Small Business (2009-11), and was Chair of the ICSB 2014 World Entrepreneurship Conference. He is a policy advisor to Governments, European Commission, OECD and other international organizations. He was a founding director of Startup Ireland and is a director of several busineses, and he works in various capacities with a range of commercial and not-for-profit enterprises. He has researched and published widely on the topic of entrepreneurship

Michael Doron, 57, is the co-founding partner at Cidron Ventures AB. Cidron Ventures is a venture capital funds specializing in Series A and B financings of disruptive technology companies across the Nordic region. The fund’s core focus is on capital efficient and B2B software propositions. Mr. Doron has had a significant role with the financing, development and turnaround strategy of MusclePharm Inc., a healthy lifestyle company, Previously, Mr. Doron served on non-profit boards for more than 11 years while being active in several community service organizations. Mr. Doron attended The University of Maryland and American University.

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Alan Smith, Ph.D., 53, co-founded 4P Therapeutics in 2011 and serves as vice president, clinical, regulatory, quality, and operations. Previously, he was with Altea Therapeutics, most recently serving as vice president, product development and head of clinical research and development, regulatory affairs, and project management. At Altea, he led major research and development programs with pharmaceutical companies such as Eli Lilly, Amylin, Hospira, Elan, and Novartis. He joined Altea as one of the first employees and spent 12 years growing its multidisciplinary drug delivery research and development organization. Dr. Smith has 20 years of experience in the research and development of drug and biologic delivery systems, diagnostics and medical devices for treatment and management of diabetes, chronic pain and cardiovascular disease. Prior to joining Altea Therapeutics, he led the development of transdermal glucose monitoring systems at SpectRx, Inc., a publicly traded noninvasive diagnostics company. Dr. Smith received Ph.D. and M.S. degrees in Biomedical Engineering from Rutgers University and the University of Medicine and Dentistry of New Jersey. He currently serves on the Editorial Advisory Board of Expert Opinion on Drug Delivery.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 27, 2018, the Company held its 2018 annual meeting of stockholders. At the meeting, the stockholders voted on the election of five directors to serve for a term of one year.

The nominees recommended by the board of directors were elected. The results of the voting for the nominees for director was as follows:

Name	Votes For	Votes Withheld
Gareth Sheridan	12,184,650	0
Vitalie Botgros	12,184,650	0
Sergei Melnik	12,184,650	0
Sean Gallagher	12,184,650	0
Steve Damon	12,184,650	0

Item 7.01. Regulation FD Disclosure

On August 1, 2018, the Company issued a press release announcing a completion of the acquisition of 4P Therapeutics.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

d.	Exhibits.

	Exhibit No.	Description
	99.1	Press release issued August 1, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUTRIBAND, INC.

Date: August 2, 2018	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer

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